As filed with the Securities and Exchange Commission on
                               March July 21, 2003
                              Registration No. 333-
                                   -----------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            PERFECT HEALTH CARE CORP.
                -------------------------------------------------
               (Exact name of issuer as specified in its charter)


            Nevada                                            48-1302159
  -------------------------------                          ------------------
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)


          4017 Colby Avenue, Everett, WA                     98201
    ----------------------------------------------         ---------
     (Address of Principal Executive Offices)              (Zip Code)


              2003 Stock, Option and Restricted Stock Benefit Plan
              ----------------------------------------------------
                            (Full title of the Plan)


                                 Antoine Jarjour
                                4017 Colby Avenue
                                Everett, WA 98201
                     ---------------------------------------
                     (Name and address of agent for service)

                                   copies to:
                                Amy Clayton, Esq.
                              467 East 535 South #2
                              Springville, UT 84663
                             Telephone (801)489-3600


Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered(3)(4)     share(1)(2)       price         fee (1)
-----------------------------------------------------------------------------------------

  Common Stock,            5,000,000          $.25            $1,250,000         $102
  $.001 par value

-----------------------------------------------------------------------------------------

(1) There is currently no public market for the company's common stock. The fee with respect to these shares has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the price of the most recent sales of our common stock in a private placement pursuant to Regulation D.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Represents the maximum number of shares that may be issued under the above-named Benefit Plan, including shares issued pursuant to the exercise of options issued under the Plan.

(4) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference         [X] Yes         [ ] No

                                     PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2002 and filed pursuant to Section 15(d) of the 1934 Act.

(b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 and filed pursuant to
Section 15(d) of the 1934 Act;

(c) The Company's Registration Statement on Form 10-SB12G filed May 24, 2000 and amended June 12, 2000;

(d) The description of our common stock, $.001 par value, from our Registration Statement on Form 10-SB12G;

(e) Our Current Report on Form 8-K12G filed as of April 7, 2003 and amended June 6, 2003;

(f) Our Current Report of Form 8-K filed as of April 14, 2003; and

(g) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.


Item 4. Description of Securities.

Not Applicable.


Item 5. Interest of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders that involve (i) intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of Nevada Revised Statutes 78.300.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7. Exemption From Registration Claimed.

Not Applicable.


Item 8. Exhibits.

Number         Description
------         -----------

4.1            Perfect Healthcare Corp. 2003 Stock Benefit Plan

5.1            Consent and Opinion of Amy L. Clayton, Attorney at Law

23.1           Consent of Randy Simpson, PC.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the

1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Las Vegas, State of Nevada on July 21, 2003.

                                    PERFECT HEALTHCARE CORP.

                                    By:

                                    /s/ Antoine Jarjour
                                    ----------------------------
                                    President, Chief Executive Officer,
                                    Acting Chief Financial Officer,
                                    and Director



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                          Date


/s/ Antoine Jarjour                                 July 21, 2003
----------------------------
President, CEO, Acting Chief
Financial Officer, Director

/s/ Richard Dagg                                    July 21, 2003
----------------------------
Director


/s/ Charles Tardanico                               July 21, 2003
----------------------------
Director


/s/ Charles Tardanico                               July 21, 2003
----------------------------
Director